Exhibit 99.1

DatChat to Debut Its New Myseum Forever Digital Shoebox Platform at RootsTech 2025

Bronze sponsor and exhibitor at world’s largest family discovery event

Myseum, your Forever Digital Shoebox, makes it easier and more enjoyable to share and store personal media content both today and for future generations

New Brunswick, NJ, February 11, 2025 (GLOBE NEWSWIRE) – DatChat, Inc. (Nasdaq: DATS) (“DatChat” or the “Company”), a secure messaging and social media company, today announced the upcoming launch of its Myseum platform, a secure digital content management and storage solution for families, groups and individuals. The innovative social media platform will be unveiled at the RootsTech 2025 conference, being held March 6-8, 2025, in Salt Lake City, Utah. DatChat is a bronze sponsor of the virtual and in-person expo hosted by FamilySearch. Last year, the approximate attendance for RootsTech was over 16,000 in-person and over 4.7 million online.

“RootsTech is the ideal venue to debut Myseum, our innovative content management platform that allows you to create your own personal Myseum that makes it easier to share photos videos and content both today and for future generations,” said Darin Myman, Chief Executive Officer of DatChat. “Our highly anticipated Myseum offers a dynamic digital experience for family, friends and associates to connect through visual storytelling and media sharing. We believe Myseum is uniquely positioned to redefine standards for social media privacy, longevity and content preservation.”

Myseum brings a fresh approach to digital media sharing and storage, allowing users to create a digital legacy that can be easily shared today and with future generations. Backed by AI technology and proprietary software, the multi-tiered social media ecosystem enables individuals, families, and other groups to store and share digital content such as messages, photos, videos, and documents within a highly secure and private family library. Visit Myseum.com for a new CEO video featuring the genesis of the platform, and sign up now to secure a spot on Myseum’s digital galaxy.

DatChat holds a robust IP portfolio of 14 patents for its blockchain-based communication systems and privacy technology that powers Myseum.

About RootsTech

RootsTech is a family history and technology conference and trade show held annually in Salt Lake City, Utah. The conference boasts over 250 classes on Advanced to Beginner-level Genealogy, over 120 companies showing off the latest and most innovative Genealogical tools, and a perfect environment to connect with relatives and discover new family connections. To register for the in-person conference, please visit RootsTech Registration.

About DatChat, Inc.

DatChat, Inc. (Nasdaq: DATS) is a secure messaging and social media company that not only focuses on protecting privacy on personal devices, but also protects user information after it is shared with others. The DatChat Messenger & Private Social Network presents technology that allows users to change how long their messages can be viewed before or after users send them, prevents screenshots, and hides encrypted photos in plain sight on camera rolls. DatChat's patented technology offers users a traditional texting experience while providing control and security for their messages. With the DatChat Messenger, a user can decide how long their messages last on a recipient's device while feeling secure that at any time, and delete individual messages or entire message threads, making it like the conversation never happened. DatChat’s Myseum platform, ‘Your Forever Digital Shoebox,’ is a multi-tiered social media ecosystem that enables individuals, families, and other groups to store and share digital content such as messages, photos, videos, and documents within a highly secure and private family library. For more information about DatChat, please visit datchat.com.

Notice Regarding Forward-Looking Statements

The information contained herein includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as "may," "will," "should," "would," "expect," "plan," "believe," "intend," "look forward," and other similar expressions among others. These statements relate to future events or to the Company’s future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward- looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to the Company’s operations, results of operations, growth strategy and liquidity. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. Except as may be required by applicable law, The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, whether as a result of new information, future events or otherwise.

Contact: ir@datchats.com 800-658-8081